Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH-QUARTER 2018 FINANCIAL RESULTS

Revenues Increase 24.8 % to $139.8 Million

Net Income Increases 52.6% to $4.8 Million, or $0.36 per Diluted Share,

and Adjusted Diluted Earnings Per Share of $0.55

Adjusted EBITDA Increases 17.0% to $12.3 Million

Frisco, Texas (March 4, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2018.

Net service revenues increased 24.8% for the quarter to $139.8 million from $112.0 million for the fourth quarter of 2017. Net income for the quarter was $4.8 million, an increase of 52.6% from $3.1 million for the fourth quarter of 2017. Net income per diluted share for the fourth quarter of 2018 was $0.36, compared with $0.27 per diluted share for the fourth quarter of 2017, an increase of 33.3%. Adjusted net income per diluted share increased 22.2% to $0.55 for the fourth quarter of 2018 from $0.45 for the fourth quarter of 2017.

Adjusted net income per diluted share for the fourth quarter of 2018 excludes M&A expenses of $0.11, stock-based compensation expense of $0.07 and restructuring charges of $0.02. Adjusted net income per diluted share for the fourth quarter of 2017 excludes a non-cash increase in the provision for income taxes of $1.3 million, or $0.12 per diluted share, due to a write-down of net deferred tax assets pursuant to the Tax Cuts and Jobs Act, M&A expenses of $0.04, stock-based compensation expense of $0.04, and gain on sale and divestiture of $0.01. (See pages 8-9 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For 2018, net service revenues were $518.1 million, up 21.6% from $426.0 million for 2017. Net income for 2018 increased 27.9% to $17.5 million from $13.7 million for 2017. Net income per diluted share was $1.41 for 2018, an increase of 20.5% compared with $1.17 per diluted share for 2017. Adjusted net income per diluted share increased 22.5% to $1.96 for 2018 from $1.60 for 2017.

Adjusted EBITDA increased 17.0% for the fourth quarter of 2018 to $12.3 million from $10.6 million for the fourth quarter of 2017. For 2018, Adjusted EBITDA increased 19.1% to $43.9 million from $36.9 million in 2017.

“Addus delivered solid results for the fourth quarter of 2018, marking a strong finish to our year,” remarked Dirk Allison, President and Chief Executive Officer of Addus HomeCare Corporation. “We are pleased with the positive trends in revenue growth for the fourth quarter, with personal care net service revenues up 15.9%, reflecting a 13.2% increase in billable hours per business day and a 0.8% increase in revenue per billable hour, compared with the fourth quarter of 2017. Same-store revenue increased 2.4% for the fourth quarter, below our target range of 3% to 5%, primarily due to the exclusion of a rate increase to offset the Chicago minimum wage increase in the Illinois current fiscal year budget.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

“Our results in 2018 reflect execution of our growth strategy, as we completed several key acquisitions during the year that added over $100 million in annualized revenue. As expected, we completed the integration of Arcadia and Ambercare during the fourth quarter, allowing us to further expand our market share and diversify our client base in targeted markets,” added Mr. Allison.

At the end of 2018, the Company had cash of $70.4 million and bank debt of $20.0 million, while availability under its revolving credit facility was $142.9 million. Net cash provided by operating activities was $8.5 million for the fourth quarter of 2018 and $33.2 million for the full year.

Mr. Allison concluded, “Looking ahead to 2019, we believe we are well positioned to achieve further profitable growth both from our current operations and acquisitions. Our objectives for organic growth for the year are consistent with our targeted range of 3% to 5% for same-store revenue growth. In addition, we previously announced a definitive agreement to purchase VIP Health Care Services, with annual revenues of approximately $50 million, and we expect to close this transaction during the second quarter of 2019. We continue to pursue other potential acquisitions in 2019 that fit with our strategic plan, and we have the financial strength to pursue additional growth opportunities that we believe will enhance our market presence and add shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, March 5, 2019, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 1057938. A telephonic replay of the conference call will be available through midnight on March 19, 2019, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 1057938.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” “will,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, our ability to effectively integrate, manage and maintain the security of our information systems, higher than anticipated costs, lower than anticipated cost savings, any failure of Illinois to enact a minimum wage offset and/or the timing of any such enactment, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018, and its Prospectus Supplement filed with the Securities and Exchange Commission on August 16, 2018, which are all available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 156 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Income (amounts and shares in thousands, except per share data) (Unaudited)
Income Statement Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017(A)	2018	2017(B)
Net service revenues	$139,803	$112,028	$518,119	$425,994
Cost of service revenues	101,859	81,243	379,843	310,119

Gross profit	37,944	30,785	138,276	115,875
	27.1%	27.5%	26.7%	27.2%
General and administrative expenses	28,938	19,662	105,025	76,902
(Gain) loss on sale of assets	38	(402)	38	(2,467)
Depreciation and amortization	1,967	1,853	8,642	6,663
Provision for doubtful accounts	58	2,202	272	8,409

Total operating expenses	31,001	23,315	113,977	89,507

Operating income from continuing operations	6,943	7,470	24,299	26,368
Interest expense	1,179	841	5,016	4,472
Interest income	(125)	(14)	(2,592)	(66)
Other income	—	(52)	—	(217)

Income from continuing operations before income taxes	5,889	6,695	21,875	22,179
Income tax expense from continuing operations	1,213	3,695	4,498	8,645

Net income from continuing operations	4,676	3,000	17,377	13,534
Income from discontinued operations, net of tax	126	147	126	147

Earnings from discontinued operations	126	147	126	147

Net income	$4,802	$3,147	$17,503	$13,681

Net income per share:
Continuing Operations	$0.35	$0.26	$1.40	$1.16

Discontinued Operations	$0.01	$0.01	$0.01	$0.01

Weighted average number of common shares outstanding – diluted	13,381	11,638	12,383	11,623

Cash Flow Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$8,524	$10,193	$33,203	$52,771
Net cash (used in) investing activities	(2,058)	(1,160)	(67,789)	(24,268)
Net cash (used in) provided by financing activities	(83,537)	(967)	51,238	17,238

Net change in cash	(77,071)	8,066	16,652	45,741
Cash at the beginning of the period	147,477	45,688	53,754	8,013

Cash at the end of the period	$70,406	$53,754	$70,406	$53,754

(A)

Includes revision to previously reported amounts to increase net service revenues by $70, increase provision for doubtful accounts by $150 and increase income tax expense from continuing operations by $14.

(B)

Includes revision to previously reported amounts to increase net service revenues by $279, increase provision for doubtful accounts by $150 and increase income tax expense from continuing operations by $56.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	December 31,
	2018	2017(A)
Assets

Current assets
Cash	$70,406	$53,754
Accounts receivable, net	108,000	92,888
Prepaid expenses and other current assets	7,098	8,379

Total current assets	185,504	155,021

Property and equipment, net	10,658	7,489

Other assets
Goodwill	135,442	90,339
Intangible assets, net	23,784	16,596
Deferred tax assets	—	1,601

Total other assets	159,226	108,536

Total assets	$355,388	$271,046

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$12,238	$6,736
Accrued expenses	49,204	44,596
Current portion of long-term debt, net of debt issuance costs	62	3,099

Total current liabilities	61,504	54,431

Long-term debt, less current portion, net of debt issuance costs	17,222	39,860
Deferred tax liabilities, net	494	—
Other long-term liabilities	635	446

Total long-term liabilities	18,351	40,306

Total liabilities	79,855	94,737

Total stockholders’ equity	275,533	176,309

Total liabilities and stockholders’ equity	$355,388	$271,046

(A)

Includes revision to previously reported amounts to increase accounts receivable, net by $3,936, increase accounts payable by $2,465, decrease accrued expenses by $204 and increase other long term liabilities by $446.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Net Service Revenues by Segment (Amounts in thousands) (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Personal Care	$129,805	$112,028	$492,413	$425,994
Hospice	7,085	—	18,850	—
Home Health	2,913	—	6,856	—

Total Revenue	$139,803	$112,028	$518,119	$425,994

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Key Statistical and Financial Data (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
General
Adjusted EBITDA (in thousands) (1)	$12,344	$10,551	$43,948	$36,897
States served at period end	—	—	24	24
Locations at period end	—	—	156	116
Employees at period end	—	—	33,153	26,097

Personal Care
Average billable census—same store (2)	33,992	34,730	34,056	35,343
Average billable census—acquisitions	3,575	—	3,541	—
Average billable census total (2)	37,567	34,730	37,597	35,343
Billable hours (in thousands)	7,069	6,148	26,934	23,833
Average billable hours per census per month	62.1	59.0	59.3	56.2
Billable hours per business day	107,106	94,582	103,195	91,664
Revenues per billable hour	$18.36	$18.21	$18.28	$17.86

Hospice
Admissions	418	—	1,061	—
Average daily census	528	—	528	—
Average length of stay	120.7	—	136.2	—
Patient days	48,540	—	128,819	—
Revenue per patient day	$145.97	$—	$146.33	$—

Home Health
New Admissions	716	—	1,757	—
Recertifications	458	—	1,443	—
Total Volume	1,174	—	3,200	—
Visits	19,080	—	53,711	—

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	56.8%	62.4%	58.2%	64.2%
Managed care organizations	36.3	34.8	35.3	33.1
Private duty	4.0	2.2	4.1	2.1
Commercial	1.5	0.6	1.3	0.6
Other	1.4	—	1.1	—

Hospice
Medicare	93.5%	—%	93.6%	—%
Managed care organizations	4.6	—	5.6	—
Other	1.9	—	0.8

Home Health
Medicare	84.0%	—%	88.0%	—%
Managed care organizations	14.5	—	11.0	—
Other	1.5	—	1.0	—

(1)

We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Exited sites would have reduced same store census for the three months ended December 31, 2017, by 0 and the twelve months ended December 31, 2017 by 148.

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,802	$3,147	$17,503	$13,681
Less: (Earnings) from discontinued operations, net of tax	(126)	(147)	(126)	(147)

Net income from continuing operations	4,676	3,000	17,377	13,534
Interest expense, net	828	827	4,451	3,083
Interest income from Illinois	—	—	(2,253)	—
Secondary offering costs	124	—	189	—
Write off debt issuance costs	226	—	226	1,323
Write down deferred tax asset/impact of Tax Reform Act	—	1,305	—	1,305
Loss on sale of assets	38	—	38	—
Gain on sale of joint ventures/adult day service centers	—	(402)	—	(2,467)
Other non-operating income	—	(52)	—	(217)
Income tax expense	1,213	2,390	4,498	7,340
Depreciation and amortization	1,967	1,853	8,642	6,663
M&A expenses	1,790	774	4,989	2,116
Stock-based compensation expense	1,148	734	4,109	2,552
Restructure charges	297	76	1,035	627
Severance and other costs	37	46	647	1,038

Adjusted EBITDA	$12,344	$10,551	$43,948	$36,897

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$4,802	$3,147	$17,503	$13,681
Earnings from discontinued operations, net of tax	(126)	(147)	(126)	(147)
Interest income from Illinois, net of tax	—	—	(1,790)	—
Write down deferred tax asset from Tax Reform Act per diluted share	—	1,554	—	1,554
Gain on sale of joint ventures/adult day service centers, net of tax	—	(276)	—	(1,532)
Write off debt issuance costs, net of tax	—	—	—	909
Other non-operating income, net of tax	—	(36)	—	(149)
M&A expenses, net of tax	1,415	533	3,954	1,455
Stock-based compensation expense, net of tax	903	504	3,256	1,754
Restructuring charges, net of tax	331	52	969	431
Severance and other costs, net of tax	29	32	512	713

Adjusted Net Income	$7,354	$5,363	$24,278	$18,669

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ADUS Reports Fourth-Quarter 2018 Results

March 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (Continued) (amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.35	$0.26	$1.40	$1.16
Interest income from Illinois per diluted share	—	—	(0.14)	—
Write down deferred tax asset from Tax Reform Act per diluted share	—	0.12	—	0.12
Write off debt issuance costs per diluted share	—	—	—	0.09
Gain on sale of adult day service centers per diluted share	—	—	—	(0.12)
Gain on sale of joint venture divestiture per diluted share	—	(0.01)	—	(0.01)
M&A expenses per diluted share	0.11	0.04	0.32	0.12
Restructure charges per diluted share	0.02	—	0.08	0.03
Severance and other costs per diluted share	—	—	0.04	0.06
Stock-based compensation expense per diluted share	0.07	0.04	0.26	0.15

Adjusted Net Income Per Diluted Share	$0.55	$0.45	$1.96	$1.60

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$139,803	$112,028	$518,119	$425,994
Revenues associated with the closure of certain sites	—	—	2	(1,339)

Adjusted Net Service Revenues	$139,803	$112,028	$518,121	$424,655

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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